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                                                                     Exhibit A-4

                            ARTICLES OF INCORPORATION

                                       OF

                           OHIO EDISON ACQUISITION CORP.


         The undersigned, desiring to form a corporation for profit under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, does hereby certify:

         FIRST: The name of the Corporation shall be OHIO EDISON ACQUISITION
CORP.

         SECOND: The place in the State of Ohio where the principal office of the Corporation will be located is the City of Cleveland, in Cuyahoga County.

         THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, as now in effect or hereafter amended, including without limitation, the generation, transmission, distribution or sale of electricity or other forms of energy.

         FOURTH: The authorized number of shares of the Corporation is 100, all of which shall be common stock without par value.

         FIFTH: No holder of any class of shares of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, whether now or hereafter authorized, whether unissued or in the treasury, or to purchase any obligations convertible into shares of any class of stock of the Corporation, which at any time may be proposed to be issued by the Corporation or subject to rights or options to purchase granted by the Corporation.

         SIXTH: Without derogation from any other power to purchase shares of the Corporation, the Corporation by action of its directors may purchase outstanding shares of any class of the Corporation to the extent not prohibited by Law.

         IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be executed as of this 23rd day of January, 1997.


                                                   /s/ David L. Feltner
                                             -----------------------------------
                                                       David L. Feltner
                                                       Sole Incorporator